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                                                                    EXHIBIT 3.23

                                                      Ontario Corporation Number
                                                               1551533

CERTIFICATE
This is to certify that these articles
are effective on December 17, 2002



                             ARTICLES OF CONTINUANCE

1.       The name of the corporation is:

         CANSTEEL ANTILLES N.V.

2. The Corporation is to be continued under the name (if different from 1):

         1551533 ONTARIO LIMITED

3.       Name of jurisdiction the corporation is leaving:

         Netherlands Antilles

4.       Date of incorporation/amalgamation:

         APRIL 11, 1990

5.       The address of the registered office in Ontario is:

         1801 Hopkins Street South, Whitby, Regional Municipality of Durham L1N 5T1

6.       Number (or minimum and maximum number) of directors is:

         A minimum of one (1) and a maximum of twenty (20)

7.       The director(s) of the corporation are:

         Paul Lawrence, 1801 Hopkins Street South, Whitby, Ontario L1N 5T1

8. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

         There are no restrictions on business of the Corporation.

9. The classes and any maximum number of shares that the corporation is authorized to issue:


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         The Corporation is authorized to issue an unlimited number of Class A
         Preferred Shares and an unlimited number of Class B Common Shares.

10. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         Class A Preferred Shares

         The rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares are as follows:

         NON-CUMULATIVE DIVIDENDS: The holders of the Class A Preferred Shares, in priority to the holders of the Class B Common Shares and all other shares ranking junior to the Class A Preferred Shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, fixed preferential non-cumulative dividends at the rate of 6% per annum on the Redemption Price (as hereinafter defined) per share. Such dividends shall be paid by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The board of directors shall be entitled from time to time to declare part of the said preferential non-cumulative dividend for any financial year notwithstanding that such dividend for such financial year shall not be declared in full. If within 3 months after the expiration of any financial year of the Corporation the board of directors in its discretion has not declared the said dividend or any part thereof on the Class A Preferred Shares for the financial year, then the rights of the holders of the Class A Preferred Shares to such dividend or to any undeclared part thereof for such financial year shall be forever extinguished. The holders of Class A Preferred Shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative dividends hereinbefore provided.

         DIVIDENDS PREFERENTIAL: Except with the consent in writing of the holders of all the Class A Preferred Shares outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the Class B Common Shares or on any other shares ranking junior to the Class A Preferred Shares in any financial year unless and until the preferential non-cumulative dividends on all the Class A Preferred Shares outstanding in respect of such financial year have been declared and paid or set apart for payment.

         PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A Preferred Shares shall be entitled to receive from the assets of the Corporation a sum equivalent to the aggregate Redemption Amount (as hereinafter defined) of all Class A Preferred Shares held by them respectively before any amount shall be paid or any assets of the Corporation distributed to the holders of any Class B Common Shares or shares of any other class ranking junior to the Class A Preferred Shares. After payment to the holders of the Class A Preferred Shares of the amount so payable to them as above provided they shall not be entitled to share in any further



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         distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.

         REDEMPTION AT OPTION OF HOLDER: A holder of Class A Preferred Shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Business Corporations Act (Ontario) as now enacted or as the same may from time to time be amended, re-enacted or replaced, at any time or times all or any of the Class A Preferred Shares held by such holder by tendering to the Corporation at its registered office a share certificate or certificates representing the Class A Preferred Shares which the holder desires to have the Corporation redeem together with a request in writing specifying: (i) that the holder desires to have the Class A Preferred Shares represented by such certificate or certificates redeemed by the Corporation and, if part only of the shares represented by such certificate or certificates is to be redeemed, the number thereof so to be redeemed and (ii) the business day (herein referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Class A Preferred Shares. The Redemption Date shall be not less than 30 days (or such shorter period to which the Corporation may consent) after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or certificates representing the Class A Preferred Shares which the holder desires to have the Corporation redeem together with such a request the Corporation shall on the Redemption Date redeem such Class A Preferred Shares by paying to such holder the Redemption Amount (as hereinafter defined) for each such Class A Preferred Shares being redeemed. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada, or by the issuance of a promissory note. If a part only of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation. The said Class A Preferred Shares shall be redeemed on the Redemption Date and from and after the Redemption Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a holder of Class A Preferred Shares in respect thereof unless payment of the Redemption Amount is not made on the Redemption Date, in which event the rights of the holder of the said Class A Preferred Shares shall remain unaffected.

         REDEMPTION BY CORPORATION: The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preferred Shares from any one or more of the holders thereof as the board of directors of the Corporation may in its sole discretion determine on payment of $1.00 for each share to be redeemed, such amount being herein referred to as the "Redemption Price", plus all declared and unpaid dividends thereon, the whole constituting and being herein referred to as the "Redemption Amount".

         IDEM: In the case of redemption of Class A Preferred Shares under these provisions hereof, the Corporation shall at least 21 days (or, if all of the holders of the Class A Preferred Shares to be redeemed consent, such shorter period to which they may consent) before the date specified for redemption mail (or, with the consent of any particular holder, otherwise deliver) a notice in writing of the intention of the Corporation to redeem such Class A Preferred Shares to each person who at the record date for the determination of shareholders entitled to receive notice is a holder of Class A Preferred




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         shares to be redeemed. Such notice shall (subject to the consent of any particular holder referred to above) be mailed by letter, postage, prepaid, addressed to each such holder at the holder's address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Class A Preferred Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the Class A Preferred Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada, or by the issuance of a promissory note. If a part only of the shares represented by any certificate are redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice the holders of the Class A Preferred Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Class A Preferred Shares in respect thereof unless payment of the Redemption Amount is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said Class A Preferred Shares shall remain unaffected. The Corporation shall have the right at any time after the mailing (or deliver, as the case may be) of notice of its intention to redeem any Class A Preferred Shares to deposit the Redemption Amount (either in the form of cheque or promissory note in accordance with the foregoing provisions) of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Class A Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class A Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Corporation.

         VOTING RIGHTS: The holders of the Class A Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.

         The holders of the Class A Preferred Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the




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         Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.

         CLASS B COMMON SHARES

         The rights, privileges, restrictions and conditions attaching to the Class B Common Shares are as follows:

         PAYMENT OF DIVIDENDS: The holders of the Class B Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Class B Common shares, the board of directors may in its sole discretion declare dividends on the Class B Common Shares to the exclusion of any other class of shares of the Corporation.

         PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class B Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such distribution in priority to or concurrently with the holders of the Class B Common Shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Class B Common Shares at the time outstanding without preference or distinction.

         VOTING RIGHTS: The holders of the Class B Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each Class B Common Share are held at all such meetings.

11. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         No shares of the Corporation shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of the directors then in office.

12.      Other provisions, if any, are:

         (a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners or one or more shares being counted as one shareholder.



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         (b)      Any invitation to the public to subscribe for securities of the Corporation is prohibited.

         (c) Subject to the provisions of the Business Corporations Act (Ontario) as amended or re-enacted from time to time, the directors may, without authorization of the shareholders:

                  (i)      borrow money on the credit of the Corporation;

                  (ii) issue, re-issue, sell or pledge debt obligations of the Corporation;

                  (iii) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

                  (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation;

                  (v) by resolution, delegate any or all such powers to a director, a committee of directors or an officer of the Corporation.

                  Nothing in this subparagraph shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

         (d) Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

         (e) The holders of any fractional shares issued by the Corporation shall be entitled to exercise voting rights and to receive dividends in respect of each such fractional share.

         (f) Holders of shares of any class or series shall not be entitled to dissent nor to vote separately as a class or series upon a proposal to amend the articles of the Corporation to:

                  (i) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

                  (ii) effect an exchange, reclassification or cancellation of the shares of such class or series; or

                  (iii) create a new class or series of shares equal or superior to the shares of such class or series.



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13.      The corporation has complied with subsection 180(3) of the Business
         Corporations Act.

14. The continuation of the corporation under the laws of the Province of Ontario has been properly authorized under the laws of the jurisdiction in which the corporation was incorporated/amalgamated or previously continued on

                  DECEMBER 16, 2002

15. The Corporation is to be continued under Business Corporations Act to the same extent as if it had been incorporated thereunder.

         These articles are signed in duplicate.


                                     CANSTEEL ANTILLES N.V.
                                     Name of Corporation



                                     By: /s/ Paul Lawrence              Director
                                         ---------------------------------------
                                         (signature)     (description of office)


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